EXHIBIT 99.1

Molecular Templates, Inc. Reports First Quarter 2018 Financial Results

MT-3724 Phase Ib Ongoing; Combination Studies Expected to Start in 2H18

AUSTIN, Texas, May 14, 2018 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq:MTEM) (“Molecular”), a clinical-stage oncology company focused on the discovery and development of the company’s proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer, today reported financial results for the first quarter of 2018. As of March 31, 2018, cash and cash equivalents totaled $49.3 million. Molecular’s current cash balance is expected to fund operations into late 2019.

“We are very pleased with the clinical results we have generated to date for MT-3724, which we expect to enter Phase II studies in relapsed/refractory DLBCL patients in the second half of 2018,” said Eric Poma, Ph.D., CEO and CSO of Molecular Templates.  “In the next twelve months, we expect our clinical pipeline to expand significantly as we file INDs for MT-4019 as well as our ETBs targeting HER2 and PD-L1.”

Company Highlights and Upcoming Milestones

Corporate

  At the American Association of Cancer Research (AACR) annual meeting in April 2018, preclinical data were presented for Molecular’s ETBs targeting PD-L1 (which incorporates Molecular’s Antigen Seeding Technology – a differentiated immune-oncology approach) and HER2.
  On March 2, 2018, Molecular closed a $10 million debt facility with Perceptive Advisors. The proceeds were used to repay an existing debt facility with Silicon Valley Bank and will support Molecular’s build out of its GMP manufacturing facility, to support Molecular’s own pipeline as well as partnerships. The first tranche of $5 million was received in 1Q18 and the second tranche of $5 million is due to be received in 3Q18.

MT-3724

  MT-3724 (an ETB targeting CD20) is in an ongoing Phase Ib expansion study intended to better define the single agent overall response rate in heavily pre-treated diffuse large B-cell lymphoma (DLBCL) patients with additional updates expected in 2Q18.
  Molecular also expects to initiate Phase II combination studies with MT-3724 in earlier lines of DLBCL in 2H18.

MT-4019

  MT-4019 (an ETB candidate designed to target CD38-expressing myeloma cancer cells) is progressing through IND enabling studies.
  Takeda and Molecular are evaluating CD38 ETBs and could potentially select a drug candidate for development by the end of 3Q18.  If the two companies do not select a joint candidate for development, Molecular anticipates filing an IND application for MT-4019 in 3Q18 and initiating a Phase I clinical trial in 2H18.

Research

  Molecular expects to file an IND application for an ETB targeting HER2 in 4Q18.
  Molecular expects to file an IND application for an ETB targeting PD-L1 (with antigen seeding) in 1Q19.
  Several other ETB candidates are in pre-clinical development, targeting both solid and hematological cancers.

Takeda Multi-Target Collaboration

  In December 2017, Takeda selected two targets for further research using Molecular’s ETBs. This triggered $4 million in milestone payments, which were paid by Takeda in 2Q18.

Financial Results

The net loss attributable to common shareholders for the first quarter was $8.7 million, or $0.32 per basic and diluted share. This compares with a net loss attributable to common shareholders of $1.6 million, or $7.56 per basic and diluted share for the same period in 2017.

Revenues for the first quarter of 2018 were $0.5 million, compared to $1.9 million for the same period in 2017. Revenues for the first quarter of 2018 and 2017 were comprised of grant revenue from the Cancer Prevention & Research Institute of Texas, and revenues from collaborative research and development agreements. Total research and development expenses for the first quarter of 2018 were $6.7 million, compared with $1.1 million for the same period in 2017. Total general and administrative expenses for the first quarter of 2018 were $2.9 million, compared with $1.8 million for the same period in 2017.

About Molecular Templates

Molecular Templates is a clinical-stage oncology company focused on the discovery and development of differentiated, targeted, biologic therapeutics for cancer. We believe our proprietary biologic drug platform technology, referred to as engineered toxin bodies, or ETBs, provides a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics. ETBs utilize a genetically engineered form of Shiga-like Toxin A subunit, or SLTA, a ribosome inactivating bacterial protein, that can be targeted to specifically destroy cancer cells.  Additional information about Molecular Templates can be obtained at http://www.mtem.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements.  All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements.  Examples of such statements include, but are not limited to, statements relating to the development of the Company’s lead program, MT-3724; the expected timing of submitting various IND applications and initiating studies; and the Company’s belief that its proprietary biologic drug platform technology, or ETBs, provides for a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process;  whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of the Company to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contact:

Andrew McDonald, Ph.D.
andrew@lifesciadvisors.com
646-597-6987

Adam Cutler
Chief Financial Officer
adam.cutler@mtem.com
862-204-4006

Molecular Templates, Inc. Condensed Consolidated Statements of Operations (in thousands, except share and per share data) (unaudited)

	Three Months Ended
	March 31,	March 31,
	2018	2017

Revenues:
Research and development revenue	$231	$1,760
Grant revenue	251	125

Total revenues	482	1,885

Operating Expenses:
Research and development	6,687	1,067
General and administrative	2,910	1,791

Total operating expenses	9,597	2,858

Loss from operations	9,115	973

Interest and other expense, net	(213)	(223)

Change in fair value of warrant liabilities	614	1

Net loss	8,714	1,195

Deemed dividends on preferred stock	—	427

Net loss attributable to common shareholders	$8,714	$1,622

Net loss per share – basic and diluted	$0.32	$7.56

Weighted average shares used in computing net loss per share – basic and diluted	26,989,693	214,641

Molecular Templates, Inc. Condensed Consolidated Balance Sheets (in thousands) (unaudited)

	March 31,	December 31,
	2018	2017

Assets

Cash and cash equivalents	$49,275	$58,910
Prepaid expenses and other	1,621	1,504
Accounts receivable from related party	4,000	—
Total current assets	54,896	60,414

Property and equipment, net	4,294	1,952
In-process research and development	26,623	26,623
Other assets	1,402	1,402

Total assets	$87,215	$90,391

Liabilities and stockholders' equity

Accounts payable and accrued liabilities	$5,659	$5,207
Current portion of long-term debt	—	2,400
Deferred revenue	6,350	2,765
Other current liabilities	98	70
Total current liabilities	12,107	10,442

Warrant liabilities	340	954
Long-term debt, net	2,999	1,078
Other liabilities	828	628

Stockholders’ equity	70,941	77,289

Total liabilities and stockholders' equity	$87,215	$90,391